Exhibit 10.7

PLEDGE AND SECURITY AGREEMENT

1.           Identification.

This Pledge and Security Agreement (the "Agreement"), dated as of July 19__, 2007, is entered into by and between Global Realty Development Corporation, a Delaware corporation (“Debtor”), and Gary Pollack, P.A., as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2.           Recitals.

2.1           This Agreement is being entered into in connection with up to a $6,000,000 loan to Debtor (the “Loan”).

2.2           The Loan is evidenced by certain 12% senior promissory notes (each a “Note” and collectively, the "Notes") issued by Debtor pursuant to a Note and Warrant Purchase Agreement (“Purchase Agreement”) dated July __, 2007.  The Notes are further identified on Schedule A hereto and were and will be executed by Debtor for the benefit of each Lender thereof.

2.3           In consideration of the Loan made by Lenders to Debtor and for other good and valuable consideration, and as security for the performance by Debtor of its obligations under the Notes and as security for the repayment of the Loan and all other sums due from Debtor to Lenders arising under the Notes (collectively, the “Obligations”), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to pledge and grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

2.4           The Lenders have appointed Gary Pollack, P.A. as Collateral Agent pursuant to that certain Collateral Agent Agreement dated July 19__, 2007 (“Collateral Agent Agreement”), among the Lenders and Collateral Agent.

2.5           Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.  “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Florida, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in the Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

3.           Grant of General Security Interest in Collateral.

3.1  As security for the Obligations of Debtor, Debtor hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in the Collateral. Said security interest shall remain inferior to Collateral Agent’s security interest in the Collateral until his interest has been satisfied in full.

3.2  “Collateral” shall mean the following property of Debtor:

(A) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of on the Beach Boys memorabilia collection as described in the appraisal dated July 5, 2007, by Cooper Owen, attached as Exhibit I herein, and the subject of the Beach Boys Memorabilia Purchase Agreement dated February 21, 2007.

3.3           The Collateral Agent is hereby specifically authorized, after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4.           Perfection of Security Interest.

Debtor shall deliver to the Collateral Agent a UCC-1 Financing Statement acknowledging Collateral Agent’s priority in the security.  The Collateral Agent is instructed to file the Financing Statement and other financing statements deemed advisable to the Collateral Agent in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to Florida. The Financing Statement and such other financing statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.

5.           Further Action By Debtor; Covenants and Warranties.

5.1           Collateral Agent at all times shall have a priority perfected security interest in the Collateral until indefeasible satisfaction in full of all of the Obligations to him.  Subject to the security interests described herein, Debtor has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims, other than liens existing on the date hereof.  Collateral Agent's security interest in the Collateral constitutes a first and indefeasible security interest in favor of Collateral Agent.  Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Collateral.

5.2           Upon sale of any or all of the Collateral, the net proceeds from such sale (the “Net Proceeds”) shall be applied against the Obligations pro rata among the Lenders in proportion to their respective interests in the Obligations.  Net Proceeds shall be equal to the sale price less any transaction, commission or brokerage fees associated with the sale.  Within three (3) business days of any such sale, the Company shall give notice to the Collateral Agent of the amount of prepayment, accompanied by a listing of the items sold, their individual sale prices, and any transaction, commission or brokerage fees netted out of the sales proceeds.  Such prepayments shall be made to the Collateral Agent within the sooner of (i) thirty-five (35) days following the date of any such sale or (ii) 5 (five) business days of the receipt of payment.  The Collateral Agent shall distribute the prepayments to the Lenders pursuant to the terms of the Collateral Agent Agreement.  Accompanying such distributions of prepayments to the Lenders shall be a report from the Collateral Agent indicating which items were sold, the individual sales prices, and any commissions or fees, as well as an updated list of the contents of the Collateral as well as the then current storage locations. Any sale of the Collateral must be made on commercially reasonable terms to an unrelated entity.  The Collateral Agent and the Lenders will promptly cooperate with removal of the UCC1 in connection with any items sold pursuant to this Section 5.2. Other than sales permitted by this Section 5.2, Debtor will not transfer, assign or pledge items of Collateral (or allow any such items to transferred, assigned or pledged).

5.3                      Debtor will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement in any material respect.

5.4                      The Collateral will be insured for not less than 3.3 million dollars upon initial disbursement from Lender to Global that has been funded to Debtor by Lenders by financially sound reputable insurers and stored in an appropriate storage facility designed to accommodate such materials.  If the total of funds disbursed to Global exceeds 3 million dollars, then the insurance coverage shall be  increased by Debtor  to 6.6 million dollars.  Collateral Agent shall be the named payee on said policy of insurance and shall hold the proceeds after satisfaction of any outstanding amounts due to Collateral Agent, as agreed to between Debtor and Lender.  The current storage location, and an inventory if more than one storage location is used, is attached to the Notes as an appendix.  The Collateral Agent must approve in advance and in writing any planned change in storage location. The Collateral currently located in the United States may not be moved to a storage facility outside of the United States, except for Cooper Owen in the UK.

5.5                      In the case of losses or damage to the Collateral, the proceeds of such insurance shall first be used to satisfy any outstanding obligation remaining unpaid to Collateral Agent, then, next, against the Obligations, pro rata, among the Lenders in proportion to their respective interests in the Obligations.  Collateral Agent is hereby irrevocably (until the Obligations are satisfied in full) appointed Debtor’s attorney-in-fact to endorse any check or draft that may be payable to Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance.

5.6                      Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to maintain the perfection of his security interest hereunder.

5.7                      Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any material liens and encumbrances, other than liens existing on the date hereof.

5.8                      Debtor hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Collateral Agent.

5.9                      Debtor hereby issues a general corporate guaranty in favor of the Lenders on the Notes.

6.           Power of Attorney.

After the occurrence and during the uncured continuation of an Event of Default thereunder, Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of Debtor, with full power of substitution, in the place and stead of Debtor and in the name of Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement.  This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.  Collateral Agent retains the absolute right to resign from his position, without any further duty or obligation to the parties upon providing five (5) days written notice pursuant to the notice provisions set forth in paragraph 10.2.

7.           Performance By The Collateral Agent.

If Debtor fails to perform any material covenant, agreement, duty or obligation of Debtor under this Agreement, which failure is not cured within thirty (30) calendar days after receipt of written notice from Collateral Agent of such failure to perform, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation.

8.           Event of Default.

An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Notes, Purchase Agreement, and any other agreement to which Debtor and a Lender are parties.   Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below.

9.           Disposition of Collateral.

9.1           Upon and after any Event of Default which is then continuing,

(A)           The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations.  In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the UCC then in effect.

(B)           If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five (5) business days prior written notice (which Debtor agrees is reasonable notice within the meaning of Section 9-611(a) of the Uniform Commercial Code) to Debtor of the time and place of any sale of Collateral which Debtor hereby agrees may be by private sale.  The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the UCC or any applicable Florida law. A Lender that purchases all or some of the Collateral may apply in payment therefore, the Lender's portion of the Obligations up to the net proceeds payable to such Lender from the proceeds of the sale of the Collateral.

(C)           All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations.   Upon satisfaction in full of all Obligations, Debtor shall be entitled to the prompt return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations.  To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting any sums owed to such Lender by Debtor arising under the Obligations.

9.2           Upon satisfaction in full of all Obligations, Debtor shall be entitled to the prompt return of all Collateral.  The Lenders and Collateral Agent shall cooperate with Debtor and execute any instruments or agreements reasonably requested by Debtor to terminate and extinguish any and all security interests granted to the Lenders pursuant to this Agreement.

10.           Miscellaneous.

10.1           Waiver.  No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent.

10.2           Notices.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (i) personal delivery, against written receipt thereof, (ii) delivery via facsimile or e-mail as set forth below (iii) two (2) business days after deposit with Federal Express or another nationally recognized overnight courier service, or (iv) five (5) business days after being forwarded, postage paid, via certified or registered mail, return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) business days advance written notice.  The addresses for such communications shall be:

If To Debtor:	Global Realty Development Corp. Attn: Robert D. Kohn, CEO and President 11555 Heron Bay Boulevard, Suite 200 Coral Springs, Florida 33076 Telephone: (954) 509-9830 Fax: (954) 603-0522

With a copy to:	Richardson & Patel LLP Attn: Addison K. Adams, Esq. 10900 Wilshire Blvd., Suite 500 Los Angeles, California 90024 Telephone: (310) 208-1182 Fax: (310) 208-1154

To Lenders:	To the addresses and telecopier numbers set forth on the signature page to the Purchase Agreement

To the Collateral Agent	Gary W. Pollack, P.A. Attn: Gary W. Pollack, Esq. 1260 SunTrust International Center One Southeast Third Avenue Miami, Florida 33131 Telephone: (305) 373-9676 Fax: (305) 373-9679

10.3           Term; Satisfaction of Obligations.  This Agreement shall (a) remain in full force and effect until satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.  Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Debtor and (ii) Collateral Agent will, upon Debtor's request and at the Debtor's expense, (A) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination. For all purposes of this Agreement, the satisfaction in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been paid in full pursuant to the terms of the Notes, Purchase Agreement and related transaction documents or as otherwise agreed by the parties

10.4           Captions.  The captions of sections and paragraphs in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

10.5           Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against Debtor with respect to this Agreement may be brought in the courts of the State of Florida, and, by execution and delivery of this Agreement, Debtor hereby irrevocably accepts for itself and in respect of the Collateral, generally and unconditionally, the jurisdiction of the aforesaid courts.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

10.6           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

DEBTOR:	COLLATERAL AGENT:
GLOBAL REALTY DEVELOPMENT CORP.	GARY W. POLLACK, P.A.
a Delaware corporation	a Florida professional association

/s/	/s/
Robert D. Kohn, Chief Executive Officer	Gary W. Pollack, Principal

APPROVED BY “LENDERS”:

/s/	/s/
Name	Name
Title	Title

/s/	/s/
Name	Name
Title	Title

/s/	/s/
Name	Name
Title	Title

/s/	/s/
Name	Name
Title	Title

/s/	/s/
Name	Name
Title	Title

/s/	/s/
Name	Name
Title	Title

This Pledge and Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A

TO

 PLEDGE AND SECURITY AGREEMENT

LENDER	PRINCIPAL AMOUNT OF NOTE
Halpern Capital, Inc.

SCHEDULE B

TO

 PLEDGE AND SECURITY AGREEMENT

COLLATERAL AGENT’S PERFECTED SECURITY INTEREST	SEE FEBRUARY 22, 2007

BEACH BOYS MEMORABILIA

PURCHASE AGREEMENT

EXHIBIT I

TO

 PLEDGE AND SECURITY AGREEMENT

Beach Boys Memorabilia Appraisal dated July, 5 2007, by Cooper Owen